Exhibit 99.1

MACOM Reports Revenue of $114.9 million with EPS $0.38 and Gross Margin of 53.7 percent (non-GAAP)

Lowell, Mass, February 2, 2015 – M/A-COM Technology Solutions Holdings, Inc. (“MACOM”), a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products, today announced financial results for its fiscal first quarter ended January 2, 2015.

First Quarter Fiscal Year 2015 GAAP Results

•	Revenue was $114.9 million, compared to $114.3 million in the prior fiscal quarter and $84.2 million in the previous year’s fiscal first quarter;

•	Gross margin was 47.2 percent, compared to 49.2 percent in the prior fiscal quarter and 42.4 percent in the previous year’s fiscal first quarter;

•	Operating income was $9.1 million, compared to $16.8 million in the prior fiscal quarter and operating loss of $9.2 million in the previous year’s fiscal first quarter; and

•	Net loss was $6.3 million, or $0.13 loss per share, compared to net income of $14.5 million, or $0.30 per diluted share, in the prior fiscal quarter and net loss of $8.9 million, or $0.19 loss per share, in the previous year’s fiscal first quarter.

Inclusive in the GAAP results is a change in estimate related to MACOM’s distribution revenue recognition, the net effect of which was a one-time increase of $15.1 million in revenue, and a reduction in net loss of $8.5 million and a reduction of EPS loss per share of $0.18, as detailed in our Form 10-Q filed today.

First Quarter Fiscal Year 2015 Non-GAAP Results

•	Gross margin was 53.7 percent, compared to 54.1 percent in the prior fiscal quarter and 46.6 percent in the previous year’s fiscal first quarter;

•	Operating income was $27.1 million, or 23.6 percent of revenue, compared to $26.7 million, or 23.3 percent of revenue, in the prior fiscal quarter and $16.2 million, or 19.4 percent of revenue, in the previous year’s fiscal first quarter;

•	EBITDA was $30.6 million, compared to $30.0 million for the prior fiscal quarter and $19.2 million for the previous year’s fiscal first quarter; and

•	Net income was $18.7 million, or $0.38 earnings per diluted share, compared to net income of $17.2 million, or $0.35 earnings per diluted share, in the prior fiscal quarter and net income of $12.1 million, or $0.25 earnings per diluted share, in the previous year’s fiscal first quarter.

John Croteau, Chief Executive Officer of MACOM stated, “Revenue including BinOptics came in at $114.9 million, Non-GAAP gross margin was 53.7 percent, with EPS of 38 cents. Similar to last quarter, non-GAAP gross margin and non-GAAP EPS benefited from a favorable mix in sales weighted toward higher-margin products.”

Mr. Croteau continued, “During the quarter, similar to our peers, we saw broad-based seasonal softness across many of our end markets. One notable exception was our 100G Optical business, which grew 35% sequentially excluding the contribution of BinOptics’ stub quarter.”

Business Outlook

For the fiscal quarter ending April 3, 2015, MACOM expects another quarter of solid execution with revenue expected to be in the range of $120 to $124 million. Non-GAAP gross margin is expected to be between 51 and 54 percent, and non-GAAP earnings per diluted share between 39 and 42 cents based on 50 million shares outstanding.

Conference Call

MACOM will host a conference call today, Monday, February 2, 2015 at 5:00 p.m. Eastern Time to discuss its fiscal first quarter financial results and fiscal second quarter business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 58927416. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 5 business days. The replay number is 1-855-859-2056 with a pass code of 58927416. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

About MACOM:

M/A-COM Technology Solutions Holdings, Inc. (www.macom.com) is a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products that enable next-generation internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including high speed optical, satellite, radar, wired & wireless networks, automotive, industrial, medical, and mobile devices. A pillar of the semiconductor industry, we thrive on more than 60 years of solving our customers’ most complex problems, serving as a true partner for applications ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, and any statements regarding future trends, business strategies, competitive position, industry conditions, acquisitions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including greater than expected dilutive effect on earnings of our outstanding indebtedness and related interest expense and other costs, lower than expected demand in any or all of our four primary end markets or from any of our large OEM customers based on seasonal effects, macro-economic weakness or otherwise, our failure to realize the expected economies of scale, lowered production cost and other anticipated benefits of our previously announced GaN intellectual property licensing program, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN, InP lasers or other solutions offered by us, failures or delays in porting and qualifying GaN or InP process technology to our Lowell, MA fabrication facility or third party facilities, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development or InP laser production capacity expansion efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture, financing or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, the potential loss of access to any in-licensed intellectual property or inability to license technology we may require on reasonable terms, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended October 3, 2014 as filed with the SEC on December 9, 2014. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with non-GAAP financial information, including revenue, gross margin, operating margin, operating income, net income, earnings per share, EBITDA and other data calculated on a non-GAAP basis. This non-GAAP information excludes the operations of Nitronex prior to the date of acquisition, discontinued operations, the impact of fair value accounting in merger and acquisitions (M&A) of businesses, M&A costs, including acquisition and related integration costs, certain cost savings from synergies expected from M&A activities, income and expenses from transition services related to M&A activities, expected amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, certain cash compensation, restructuring charges, litigation settlement and costs, changes in the carrying values of liabilities measured at fair value, contingent consideration, amortization of debt discounts and issuance costs, other non-cash expenses, earn-out costs, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of MACOM’s underlying performance. The exclusion of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. These and other similar items are also excluded from EBITDA, which is non-GAAP earnings before interest, income taxes, depreciation and amortization. MACOM believes this non-GAAP financial information provides additional insight into MACOM’s on-going performance and has, therefore, chosen to provide this information to investors for a consistent basis of comparison and to help them evaluate the results of MACOM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended
	January 2,	October 3,	January 3,
	2015	2014	2014

Revenue	$114,864	$114,317	$84,154
Cost of revenue	60,663	58,128	48,432

Gross profit	54,201	56,189	35,722

Operating expenses:
Research and development	19,474	20,098	12,430
Selling, general and administrative	25,599	20,227	19,383
Restructuring charges	—	(902)	13,090

Total operating expenses	45,073	39,423	44,903

Income (loss) from operations	9,128	16,766	(9,181)

Other income (expense):
Accretion of common stock warrant liability	(10,608)	1,638	1,282
Interest expense	(4,723)	(4,529)	(586)
Other income - related party	375	776	78

Total other income (expense)	(14,956)	(2,115)	774

Income (loss) before income taxes	(5,828)	14,651	(8,407)
Income tax provision (benefit)	478	114	(1,591)

Income (loss) from continuing operations	(6,306)	14,537	(6,816)
Loss from discontinued operations	—	—	(2,105)

Net income (loss)	$(6,306)	$14,537	$(8,921)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$(0.13)	$0.31	$(0.15)
Loss from discontinued operations	—	—	(0.05)

Income (loss) per share - basic	$(0.13)	$0.31	$(0.19)

Diluted:
Income (loss) from continuing operations	$(0.13)	$0.30	$(0.15)
Loss from discontinued operations	—	—	(0.05)

Income (loss) per share - diluted	$(0.13)	$0.30	$(0.19)

Shares used to compute net income (loss) per share:
Basic	47,606	47,480	46,517

Diluted	47,606	48,873	46,517

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	January 2, 2015		October 3, 2014		January 3, 2014
	Amount		Amount		Amount
Revenue - GAAP	$114,864		$114,317		$84,154
Nitronex prior to acquisition	—		—		(686)

Revenue – Non-GAAP	$114,864		$114,317		$83,468

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$54,201	47.2%	$56,189	49.2%	$35,722	42.4%
Nitronex prior to acquisition	—	—	—	—	943	1.6
Amortization expense	5,359	4.7	4,495	3.9	1,247	1.5
Non-cash compensation expense	354	0.3	416	0.4	283	0.3
Equity-based compensation	58	—	13	—	—	—
Acquisition FMV step-up	835	0.7	168	0.1	536	0.6
Third-party engineering costs	(4)	—	493	0.4	—	—
Integration costs and synergy savings	924	0.8	100	0.1	139	0.2

Gross profit - non-GAAP	$61,727	53.7%	$61,874	54.1%	$38,870	46.6%

Research and Development - GAAP	$19,474	17.0%	$20,098	17.6%	$12,430	14.8%
Nitronex prior to acquisition	—	—	—	—	(985)	(1.1)
Non-cash compensation expense	(1,038)	(0.9)	(713)	(0.6)	(484)	(0.6)
Equity-based compensation	(519)	(0.5)	(112)	(0.1)	—	—
Acquisition FMV step-up	(204)	(0.2)	(204)	(0.2)	(72)	(0.1)
Integration costs and synergy savings	(171)	(0.1)	(898)	(0.8)	(36)	—
Third-party engineering costs	924	0.8	493	0.4	—	—

Research and Development - non-GAAP	$18,466	16.1%	$18,664	16.3%	$10,853	13.0%

Selling, General and Administrative - GAAP	$25,599	22.3%	$20,227	17.7%	$19,383	23.0%
Nitronex prior to acquisition	—	—	—	—	(494)	(0.3)
Amortization expense	(1,053)	(0.9)	(432)	(0.4)	(366)	(0.4)
Non-cash compensation expense	(2,405)	(2.1)	(1,623)	(1.4)	(1,078)	(1.3)
Equity-based compensation	(317)	(0.3)	(106)	(0.1)	—	—
Acquisition FMV step-up	(28)	—	(28)	—	(11)	—
Litigation costs	(717)	(0.6)	(1,035)	(0.9)	(964)	(1.2)
Transaction expenses	(4,636)	(4.0)	—	—	(4,222)	(5.1)
Integration costs and synergy savings	(296)	(0.3)	(485)	(0.4)	(415)	(0.5)

Selling, General and Administrative - non-GAAP	$16,147	14.1%	$16,518	14.4%	$11,833	14.2%

Total operating expenses - GAAP	$45,073	39.2%	$39,423	34.5%	$44,903	53.4%
Nitronex prior to acquisition	—	—	—	—	(1,479)	(1.3)
Amortization expense	(1,053)	(0.9)	(432)	(0.4)	(366)	(0.4)
Non-cash compensation expense	(3,443)	(3.0)	(2,336)	(2.0)	(1,562)	(1.9)
Equity-based compensation	(836)	(0.7)	(218)	(0.2)	—	—
Acquisition FMV step-up	(232)	(0.2)	(232)	(0.2)	(83)	(0.1)
Restructuring charges	—	—	902	0.8	(13,090)	(15.7)
Integration costs and synergy savings	(467)	(0.4)	(1,383)	(1.2)	(451)	(0.5)
Litigation costs	(717)	(0.6)	(1,035)	(0.9)	(964)	(1.2)
Transaction expenses	(4,636)	(4.0)	—	—	(4,222)	(5.1)
Third-party engineering	924	0.8	493	0.4	—	—

Total operating expenses - non-GAAP	$34,613	30.1%	$35,182	30.8%	$22,686	27.2%

Income (loss) from operations - GAAP	$9,128	7.9%	$16,766	14.7%	$(9,181)	(10.9)%
Nitronex prior to acquisition	—	—	—	—	2,422	2.9
Amortization expense	6,412	5.6	4,927	4.3	1,613	1.9
Non-cash compensation expense	3,797	3.3	2,752	2.4	1,845	2.2
Equity-based compensation	894	0.8	231	0.2	—	—
Restructuring charges	—	—	(902)	(0.8)	13,090	15.7
Acquisition FMV step-up	1,067	0.8	400	0.3	619	0.7
Litigation costs	717	0.6	1,035	0.9	964	1.2
Transaction expenses	4,636	4.0	—	—	4,222	5.1
Integration costs and synergy savings	463	0.6	1,483	1.3	590	0.7

Income from operations - non-GAAP	$27,114	23.6%	$26,692	23.3%	$16,184	19.4%

Net income (loss) - GAAP	$(6,306)	(5.5)%	$14,537	12.7%	$(8,921)	(10.6)%
Nitronex prior to acquisition	—	—	—	—	2,422	2.8
Amortization expense	5,258	4.6	3,769	3.3	1,234	1.5
Non-cash compensation expense	3,113	2.7	2,105	1.8	1,411	1.7
Equity-based compensation	733	0.6	177	0.2	—	—
Restructuring charges	—	—	(690)	(0.6)	10,014	12.0
Warrant liability (gain) expense	10,608	9.2	(1,638)	(1.4)	(1,282)	(1.5)
Non-cash interest expense	360	0.3	291	0.3	91	0.1
Acquisition FMV step-up	875	0.8	306	0.3	474	0.6
Litigation costs	588	0.5	792	0.7	737	0.9
Integration costs and synergy savings	380	0.3	1,134	1.0	451	0.5
Transaction expenses	3,420	3.0	—	—	3,346	4.0
Tax effect of non-GAAP adjustments	—	—	(2,944)	(2.6)	—	—
Transition services for divested business	(308)	(0.3)	(593)	(0.5)	—	—
Discontinued operations	—	—	—	—	2,105	2.5

Net income - non-GAAP	$18,721	16.3%	$17,246	15.1%	$12,082	14.5%

Income from operations – non-GAAP	$27,114	$26,692	$16,184
Depreciation expense	3,453	3,273	2,921
Other income, net	—	—	78

EBITDA	$30,567	$29,965	$19,183

Interest expense GAAP	$4,723	$4,529	$586
Non cash interest expense	(439)	(361)	(119)

Interest expense non-GAAP	$4,284	$4,168	$467

	Three Months Ended
	January 2, 2015		October 3, 2014		January 3, 2014
	Amount	Income (loss) per diluted share	Amount	Income per diluted share	Amount	Income (loss) per diluted share

Net income (loss) - GAAP	$(6,306)	$(0.13)	$14,537	$0.30	$(8,921)	$(0.19)

Net income – non-GAAP	$18,721	$0.38	$17,246	$0.35	$12,082	$0.25

Diluted shares - GAAP	47,606		47,480		46,517

Incremental stock options, warrants, restricted stock and units	1,599		1,393		2,064

Diluted shares - non-GAAP	49,206		48,873		48,581

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	January 2, 2015	October 3, 2014
ASSETS
Current assets:
Cash and cash equivalents	$48,335	$173,895
Accounts receivable, net	79,452	75,156
Inventories	89,208	73,572
Deferred income taxes	35,956	79,257
Other current assets	25,851	14,769

Total current assets	278,802	416,649
Property and equipment, net	59,393	50,357
Goodwill and intangible assets, net	368,089	153,417
Deferred income taxes	46,381	41,329
Other assets	24,626	20,482

TOTAL ASSETS	$777,291	$682,234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,081	$3,478
Accounts payable, accrued liabilities and other	67,598	64,910
Deferred revenue	219	17,258

Total current liabilities	71,898	85,646
Long-term debt, less current portion	443,248	343,178
Common stock warrant liability	26,409	15,801
Deferred income taxes and other long-term liabilities	8,714	9,042

Total liabilities	550,269	453,667
Commitments and contingencies
Stockholders’ equity	227,022	228,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$777,291	$682,234

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three Months Ended
	January 2, 2015	January 3 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(6,306)	$(8,921)
Non-cash adjustments	25,716	5,975
Change in operating assets and liabilities	(17,327)	5,284

Net cash from operating activities	2,083	2,338

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net	(223,070)	(232,028)
Purchases of property and equipment	(2,956)	(2,167)
Acquisition of intellectual property	(1,056)	(2,983)

Net cash used in investing activities	(227,082)	(237,178)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	100,000	220,000
Payment of assumed debt	—	(32,864)
Capital contributions	—	2,100
Financing activities	1,395	1,584
Payments on capital leases	(1,081)	—
Term note payments	(875)	—

Net cash from financing activities	99,439	190,820

NET CHANGE IN CASH AND CASH EQUIVALENTS	(125,560)	(44,020)
CASH AND CASH EQUIVALENTS — Beginning of period	173,895	110,488

CASH AND CASH EQUIVALENTS — End of period	$48,335	$66,468

*  *  *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Robert J. McMullan

Senior Vice President and Chief Financial Officer

P: 978-656-2753

E: bobmcmullan@macom.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com